UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On June 22, 2015, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01	Other Events.

K2 Purchase and Sale Agreement

On June 17, 2015, an indirect wholly owned subsidiary of Pattern Energy Group Inc. (“Pattern Energy”), Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company (“PCFC”), consummated a Purchase and Sale Agreement (the “K2 PSA”) with Pattern Energy Group LP, a Delaware limited partnership (the “K2 Seller”). PCFC purchased at the closing (the “K2 Closing”) from affiliates of the K2 Seller a one-third limited partnership interest in K2 Wind Ontario Limited Partnership (the “Project Company”), as well as 100% of the issued and outstanding shares in the capital of Pattern K2 GP Holdings Inc. for a consideration of approximately $128 million plus assumed estimated proportionate debt at term conversion of approximately $222 million U.S. dollar equivalent. The Project Company has completed construction of the wind project which has achieved commercial operations. The Project Company now operates the approximately 270 MW wind project located in the Township of Ashfield-Colborne Wawanosh, Ontario. As a result of the K2 Closing, PCFC (a) directly owns a one-third limited partnership interest in the Project Company and (b) directly owns 25% of the issued and outstanding shares of K2 Wind Ontario Inc. and indirectly holds a 0.0025% general partnership interest in the Project Company.

The K2 PSA was recommended by the Conflicts Committee, which is comprised solely of independent directors, for approval by Pattern Energy’s Board of Directors, and approved by the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of April 4, 2015, by and between Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company, and Pattern Energy Group LP, a Delaware limited partnership

99.1	Press release issued by Pattern Energy Group Inc. dated June 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2015

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name:	Kim H. Liou
Title:	Secretary